UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 15, 2006

WESTERN GAS RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10389	84-1127613
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1099 18th Street, Suite 1200, Denver, Colorado		80202
(Address of Principal Executive Offices)		(Zip Code)

(303) 452-5603

(Registrant’s telephone number, including area code)

N.A.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 20, 2006, Western Gas Resources, Inc. issued a press release announcing that it had closed its acquisition of its previously announced agreement to purchase certain coal bed methane properties and related gathering assets in the Big George fairway of the Powder River Basin of Wyoming for approximately $136.7 million.

The press release is attached as an exhibit to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)                        Exhibits.

A list of exhibits filed herewith is contained on the Exhibit Index which immediately precedes such exhibits and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN GAS RESOURCES, INC.
(Registrant)

Date: March 21, 2006	By:	/s/ John C. Walter
		Name:	John C. Walter
		Title:	Executive Vice President and
General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release, dated March 20, 2006, announcing completion of the purchase of properties in Powder River Basin Coal Bed Methane Development.